SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             MetaSource Group, Inc.
                             ----------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
                                     ------
         (State or Other Jurisdiction of Incorporation or Organization)

                                   88-0422028
                                   ----------
                      (I.R.S. Employer Identification No.)

                40 Exchange Place, Suite 1607, New York, NY 10005
                -------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                2003 Employee/Consultant Stock Compensation Plan
                            (Full Title of the Plan)

                            Courtney Smith, President
               340 Exchange Place, Suite 1607, New York, NY 10005
               --------------------------------------------------
                     (Name and Address of Agent for Service)

                                  646.805.5141
                                  ------------
          (Telephone Number, including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE
========================== ========================= ========================= ===================== ===================
   Title of securities              Amount               Proposed maximum        Proposed maximum        Amount of
    to be registered                to be                 offering price            aggregate         registration fee
                                registered(1)              per share(2)           offering price
-------------------------- ------------------------- ------------------------- --------------------- -------------------
 Common Stock, $.001 par
          value                   2,800,000                   $0.30                $840,000.00             $77.28
========================== ========================= ========================= ===================== ===================

(1) Covers 2,800,000 shares of the Registrant's common stock to be offered and sold pursuant to the 2003 Employee/Consultant Stock Compensation Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based on the average of the bid and asked prices reported on February 4, 2003 on the Over the Counter Bulletin Board which was equal to $0.30 per share.



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


                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.
--------------------------

The Registrant is offering the following shares of its common stock to the their employees and consultants for services including administrative, marketing, recruiting and other consulting services performed on the Registrant's behalf. The issuance of these shares will be made pursuant to the 2003 Employee/Consultant Stock Compensation Plan (the "Plan") adopted by the Board of Directors on February 4, 2003. These 2,800,000 shares may be issued to cover the costs of services previously rendered to the Registrant by employees and consultants as well as services to be provided to the Registrant. A copy of the Plan will be distributed to all eligible individuals. Each individual has agreed to accept shares under the Plan in lieu of a cash payment for their services. The shares issued hereunder will not be subject to any resale restrictions. The Plan is not qualified under ERISA, nor is this Plan qualified under Section 401(a) of the Internal Revenue Code.

There are no ongoing reporting obligations of the employees or consultants, nor are there any ongoing contributions from the Registrant. The purpose of this registration of securities on Form S-8 is to compensate individuals that have performed and continue to perform services to the Registrant. The Board has authorized this registration statement and has written the Plan to satisfy present and future compensation obligations to employees and consultants. This registration is limited to 2,800,000 shares. The individuals that are eligible for shares under the Plan have performed, or will perform in the future, services or activities for which shares may be issued under a Form S-8. Such individuals may contact Courtney Smith, the plan administrator and sole officer and director of the Registrant, with any questions at (646) 805-5141.

Item 2.  Registrant Information and Employee Plan Information.
-------------------------------------------------------------

The participants shall be provided a written statement notifying them that upon written or oral request they will be provided, without charge, (i) the documents incorporated by reference in Item 3 of Part II of the registration statement, and (ii) other documents required to be delivered pursuant to Rule 428(b). The statement will inform the participants that these documents are incorporated by reference in the Section 10(a) prospectus, and shall include the address (giving title or department) and telephone number to which the request is to be directed.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
---------------------------------------------------

We incorporate the following documents by reference in this Registration
Statement:

         (a) Our Annual Report on Form 10-KSB for the year ended December 31, 2001, filed with the Securities and Exchange Commission on April 15, 2002; which report contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

         (b) All other reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the fiscal year ended December 31, 2001;



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

         (c) Our Form 10-SB, file number 000-28005, filed on November 9, 1999 pursuant to Section 12 of the Exchange Act, in which there is described the terms, rights and provisions applicable to our outstanding common stock; and

         (d) All other documents filed by the Registrant after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4. Description of Securities.
----------------------------------

Not applicable.

Item 5. Interests of Named Experts and Counsel.
-----------------------------------------------

Not applicable.

Item 6. Indemnification of Directors and Officers.
--------------------------------------------------

Section 78.7502 of the Nevada Revised Statutes provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to or is involved in any pending, threatened, or completed civil, criminal, administrative, or arbitration action, suit, or proceeding, or any appeal therein or any inquiry or investigation which could result in such action, suit, or proceeding, because of his or her being or having been our director, officer, employee, or agent or of any constituent corporation absorbed by us in a consolidation or merger or by reason of his or her being or having been a director, officer, trustee, employee, or agent of any other corporation or of any partnership, joint venture, sole proprietorship, trust, employee benefit plan, or such enterprise, serving as such at our request or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee, or agent, from and against any and all reasonable costs, disbursements, and attorney's fees, and any and all amounts paid or incurred in satisfaction of settlements, judgments, fines, and penalties, incurred or suffered in connection with any such proceeding.

Articles of Incorporation. Article Six of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability:

     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or
     o for unlawful payments of dividends or unlawful stock purchase or redemption by us.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.


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

SEC Position on Indemnification for Security Act Liability. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinio[GRAPHIC OMITTED][GRAPHIC OMITTED]n of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

Item 7. Exemption from Registration Claimed.
--------------------------------------------

Not applicable.

Item 8. Exhibits.
----------------

3.1      Articles of Incorporation*

3.2      Bylaws*

3.3 Certificate of Amendment to Articles of Incorporation filed as an exhibit to Form 8-K filed on December 26, 2000

3.4 Certificate of Amendment to Articles of Incorporation filed as an exhibit to Form 8-K filed on May 28, 2002

5        Opinion of MC Law Group, Inc.

10.1     2003 Employee/Consultant Stock Compensation Plan

23.1     Consent of Counsel**

23.2     Consent of Auditor

* Previously filed as exhibits to Registration Statement on Form 10-SB filed on November 9, 1999 **Contained in its opinion filed as Exhibit 5 to this Registration Statement.


Item 9. Undertakings.
---------------------

     The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;


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

         (ii) to specify in the prospectus any facts or events occurring after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information specified in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be specified in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; provided, however, that paragraphs (1)(i) and
(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is specified in periodic reports filed by the Registrant pursuant to the provisions of Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(2) That, for the purpose of determining any liability pursuant to the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The Registrant hereby undertakes that, for purposes of determining any liability pursuant to the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising pursuant to the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Registrant is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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

                                POWER OF ATTORNEY

The Registrant hereby appoints Courtney Smith as attorney-in-fact, with full power of substitution, to execute, in the name and on behalf of the Registrant and on behalf of each person, individually and in each capacity stated below, one or more post-effective amendments to this Registration Statement as the attorney-in-fact, and to file any such post-effective amendments to this Registration Statement with the Securities and Exchange Commission, dated this 6th day of February 2003.

/s/ Courtney Smith
--------------------------
Courtney Smith, Director



                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities indicated on February 6, 2003, who is the sole member of the Registrant's board of directors and who shall administer and enforce the 2003 Employee/Consultant Stock Compensation Plan.


/s/ Courtney Smith
-------------------------
Courtney Smith
President and Director



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